Press Release  Source: Datameg Corporation

Datameg Appoints Michael West as Vice President National Accounts for its QoVox Subsidiary

Tuesday March 14, 8:44 am ET

BOSTON--(BUSINESS WIRE)--March 14, 2006--Datameg Corporation (OTCBB: DTMG - News) today announced that it has strengthened its sales team with the appointment of Michael West as Senior Vice President, National Accounts, for its QoVox subsidiary. The QoVox Corporation provides voice quality assurance products for telecom, cable MSO and enterprise VoIP networks.

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West is a 36 year veteran of Sprint where he played a variety of key senior management positions covering field operations, contract negotiations, federal and state regulatory support and expert witness responsibility. Additionally, he served as the Director of Sprint's CLEC (Collocation and Acquisition) operation and managed Sales/Marketing for Sprint's National System Integration business focusing on healthcare and other vertical markets with specialization in application sales, new business development and innovation.

Jim Murphy, Chairman of Datameg, stated, "Michael is a proven leader with strategic vision and deep carrier network experience that will give QoVox a competitive edge in the market. He has consistently demonstrated an ability to identify and exploit new markets and applications, and we look forward to his being an important part of the QoVox executive team."

"The Public Switched Networks are well designed and are not going away any time soon. However, the telecom industry continues to aggressively move forward with VoIP whose service problems continue to be poor connectivity and voice quality. The challenge for carriers is how-to maintain end-to-end quality-of-service in these new IP-based or hybrid PSTN/VoIP networks," said Michael West. "As a member of the QoVox team, I am excited to help our customers solve these network service challenges and deliver network services that meet their customers' quality expectations. QoVox's products and services have the scope and capabilities to determine the overall health of the network and gain vital real-time information on connection quality."

About Datameg

Datameg Corporation (OTCBB: DTMG - News) is an emerging company focused on supplying products and related services that support critical network performance requirements in the rapidly converging voice, data and video communications industry. Specifically, through Datameg's wholly-owned subsidiary QoVox Corporation, the company designs, develops and offers network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice over Internet Protocol (VoIP). The VoIP industry critically depends on the ability to deliver voice service over the Internet infrastructure with the high quality that end-users have grown to expect with traditional telephony services. The company believes network monitoring for voice quality is a vital function for the successful commercial future of IP telephony. For more information, please visit www.datameg.com.

About QoVox

QoVox Corporation is pioneering the development of network monitoring and fault isolation tools and services for next generation network services. QoVox's solutions include network-wide fault identification, fault isolation and voice quality assurance products and services. With QoVox, service providers can deliver new applications, such as VoIP, with the reliability and quality that end-users have grown to expect from traditional circuit-switched telephony. QoVox is a wholly-owned subsidiary of Datameg Corporation and is headquartered in Raleigh, North Carolina. For more information, please visit www.qovox.com.

Certain statements contained herein are forward looking. These forward looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statements, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products, and changes in the VoIP industry. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission.

Contact:

Datameg Corporation

Jim Murphy, 941-575-4339

Email: jim.murphy@datameg.com

Source: Datameg Corporation